                                                                 EXHIBIT 10.9

                               IXIA COMMUNICATIONS

                             SUBSCRIPTION AGREEMENT


Ixia Communications
4505 Las Virgenes Road
Suite 209
Calabasas, CA  91302


        The undersigned ("Purchaser") understands that Ixia Communications, a California corporation (the "Company"), proposes to offer and sell to Purchaser 600,000 shares of its Common Stock (the "Shares") set forth on the signature page hereof for the aggregate purchase price of $66.67, payable in the form of cash or check made payable to the Company.

        Accordingly, Purchaser hereby agrees with the Company as follows:

                                    SECTION 1
                           SUBSCRIPTION FOR SECURITIES

        Subject to the terms and conditions hereof and upon acceptance of this subscription by the Company, Purchaser hereby irrevocably subscribes to purchase, and the Company will issue and sell to Purchaser, the Shares for the aggregate purchase price of $66.67 (the "Purchase Price"). The Company has the right to reject all or any portion of Purchaser's subscription.

                                    SECTION 2
                                CLOSING; DELIVERY

        2.1 CLOSING. Purchaser subscribes for the Shares being purchased hereunder by executing and delivering to the Company, at the address set forth above, this Subscription Agreement and the Purchase Price and the closing and the issuance of the Shares (the "Closing" and the date thereof the "Closing Date") shall occur as soon as practicable following the Company's acceptance of such subscription and on such date as shall be determined by the Company. The Purchase Price shall be paid in the form of cash or check made payable to the Company, and by accepting and executing this Subscription Agreement, the Company agrees to accept such payment as payment in full of the Purchase Price.

        2.2 DELIVERY. At the Closing, in consideration for the Purchase Price, the Company will issue the Shares and deliver to the Secretary of the Company to hold in escrow in accordance with Section 6.5 hereof a certificate or certificates registered in Purchaser's name representing the Shares purchased hereunder by Purchaser.



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                                    SECTION 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

        3.2 CORPORATE POWER. The Company will have, upon acceptance and execution of this Subscription Agreement and at the Closing Date, all requisite corporate power to execute and deliver this Subscription Agreement, to sell and issue the Shares hereunder and to carry out and perform its obligations under the terms of this Subscription Agreement. At the Closing Date, the Shares shall be duly authorized, validly issued, fully paid and non-assessable.

        3.3 AUTHORIZATION. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Subscription Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Subscription Agreement, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to specific performance, injunctive relief or other equitable remedies.

                                    SECTION 4
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser hereby represents and warrants as follows:

        4.1 INVESTMENT. Purchaser is acquiring the Shares for investment for Purchaser's own account and not with the view to, or for resale in connection with, any distribution, assignment or resale within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), to others, and no other person has a direct or indirect beneficial interest, in whole or in part, in such Shares. Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

        4.2 RELATIONSHIP TO COMPANY; SOPHISTICATION. Purchaser (i) has a preexisting business or personal relationship with the Company and/or one or more of its officers, directors or controlling persons or (ii) by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's personal representative(s), if any, who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect Purchaser's own interests in connection with Purchaser's acquisition of the Shares.



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        4.3 RESTRICTIONS ON TRANSFER. Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or the Company receives an opinion of counsel satisfactory to the Company that such registration is not required. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer) in a non-public offering, subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the stock, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and made full payment for, within the meaning of Rule 144, the securities to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares of the stock being sold during any three-month period not exceeding specified limitations; provided, however, that if the seller is not an affiliate of the issuer and has held the securities for at least two years after payment therefor, certain of the foregoing conditions under Rule 144 may not be applicable. Purchaser further acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time Purchaser wishes to sell the Shares; and, if so, Purchaser would be precluded from selling the Shares under Rule 144 even if the one-year minimum holding period had been satisfied.

        4.4 NO PUBLIC MARKET. Purchaser understands that no public market now exists for the Shares, that there can be no assurance that a public market will ever exist for the Shares and that the Company is under no obligation to register the Shares.

        4.5 EXEMPTION FROM REGISTRATION. Purchaser further acknowledges that, in the event all of the requirements of Rule 144 are not met, compliance with Regulation A under the Securities Act or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, that such persons and the brokers who participate in the transactions do so at their own risk, and that, therefore, there is no assurance that any exemption from registration under the Securities Act will be available or, if available, will allow Purchaser to dispose of, or otherwise transfer, all or any portion of the Shares.

        4.6 CERTAIN DISPOSITION REQUIREMENTS. Without in any way limiting Purchaser's covenants, representations and warranties set forth herein, Purchaser further agrees that he shall in no event make any disposition of all or any portion of the Shares unless and until:

                        (i) There is then in effect a registration statement
                under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                        (ii) Purchaser shall have (x) notified the Company of
                the proposed disposition and furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (y) furnished the



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                Company with an opinion of his own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and such opinion of his counsel shall have been concurred in by counsel for the Company and the Company shall have advised Purchaser of such concurrence.

        4.7 ACCESS TO DATA. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities and books and records.

        4.8 EXPERIENCE. Purchaser and/or Purchaser's personal representative(s) have such knowledge and experience in financial, tax and business matters so as to enable Purchaser and/or them to utilize the information made available to Purchaser and/or them in connection with the offering of the Shares, to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto. Each personal representative, if any, of Purchaser, in connection with Purchaser's investment in the Shares, has confirmed in writing the specific details of any and all past, present or future relationships, actual or contemplated, between Purchaser or Purchaser's affiliates and the Company or any of the Company's affiliates.

        4.9 PURCHASER'S LIQUIDITY. Purchaser (i) has adequate means of providing for Purchaser's current needs and possible personal contingencies, (ii) has no need for liquidity in Purchaser's investment, (iii) is able to bear the substantial economic risks of an investment in the Shares for an indefinite period and (iv) at the present time, can afford a complete loss of such investment. Purchaser's commitment to investments which are not readily marketable is not disproportionate to Purchaser's net worth and Purchaser's investment in the Shares will not cause Purchaser's overall commitment to become excessive.

        4.10 OFFER AND SALE. Purchaser understands that the sale of the Shares has not been registered under the Securities Act in reliance upon an exemption therefrom. Purchaser was not offered or sold the Shares, directly or indirectly, by means of any form of general solicitation or general advertisement, including the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; or (ii) any seminar or other meeting whose attendees had been invited by general solicitation or general advertising.

        4.11 RISKS. Purchaser is experienced in evaluating and investing in high risk, high technology companies such as the Company and by reason of Purchaser's business and financial experience has the capacity to protect Purchaser's own interests in connection with the acquisition of the Shares and has the ability to bear the economic risk of Purchaser's investment. Purchaser is aware that an investment in the Shares is highly speculative and that there can be no assurance as to what return, if any, there may be on such investment. Purchaser is aware that the Company may issue additional securities in the future which could result in the dilution of Purchaser's ownership interest in the Company. Purchaser acknowledges and agrees that the risks of Purchaser's investment in the Shares include, but are not limited to, those set forth in Exhibit A attached hereto and incorporated herein by this reference.



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        4.12 RELIANCE. Purchaser has relied only upon the information provided to Purchaser in writing by the Company, or information from books and records of the Company. No oral representations have been made or oral information furnished to Purchaser or Purchaser's advisor(s) in connection with the offering of the Shares which were not contained therein or were inconsistent therewith.

        4.13 INVESTOR INFORMATION. All information which Purchaser has provided to the Company concerning Purchaser, Purchaser's investor status, financial position and knowledge and experience in financial and business matters, or, in the case of a corporation, partnership, trust or other entity, the knowledge and experience in financial and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth herein, and if there should be any adverse change in such information prior to this subscription being accepted, Purchaser will immediately provide the Company with such information.

        4.14 INVESTOR STATUS. Purchaser represents and warrants that Purchaser either (i) is an "accredited investor," as that term is defined in Rule 501 of Regulation D as promulgated under the Securities Act, and hereby agrees to furnish such further assurances of such status as may be reasonably requested by the Company or (ii) has a net worth (exclusive of housing, furnishing and automobiles) of at least $200,000. Purchaser, if an individual, is at least 21 years of age.
        4.15 INVESTMENT ENTITY. Purchaser, if a corporation, partnership, trust or other entity, is authorized and otherwise duly qualified to purchase and hold the Shares, such entity has its principal place of business as set forth on the signature page hereof and such entity has not been formed for the specific purpose of acquiring the Shares.

                                    SECTION 5
                        CONDITIONS TO CLOSING OF COMPANY

        The Company's obligation to sell and issue the Shares at the Closing is subject to the fulfillment or waiver by the Company of the following conditions:

        5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Purchaser in Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date as if made on and as of such Closing Date.

        5.2 BLUE SKY LAW COMPLIANCE. The Company shall have obtained all necessary blue sky law permits and qualifications for the offer and sale of the Shares required by any state in which any Purchaser resides.

        5.3 CONSENTS AND WAIVERS. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.



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                                    SECTION 6
                             RIGHT OF FIRST REFUSAL

        6.1    RIGHT OF FIRST REFUSAL.

            (a) Before any Shares registered in the name of Purchaser may be sold or transferred (including transfer by operation of law), such Shares shall first be offered to the Company at the same price, and upon the same terms (or terms as similar as reasonably possible), in the following manner:

                (i) Purchaser shall deliver a notice (a "Notice") to the Company stating (A) Purchaser's bona fide intention to sell or transfer such Shares, (B) the number of such Shares to be sold or transferred, (C) the price for which Purchaser proposes to sell or transfer such Shares, and
        (D) the name of the proposed purchaser or transferee.

                (ii) Within 30 days after receipt of the Notice, the Company or its assignee may elect to purchase any or all Shares to which the Notice refers, at the price per share and on the same terms (or terms as similar as reasonably possible) specified in the Notice.

                (iii) If all or a portion of the Shares to which the Notice refers are not elected to be purchased pursuant to Section 6.1(a)(ii) hereof, Purchaser may sell the Shares not purchased by the Company to any person named in the Notice at the price and terms specified in the Notice or at a higher price, provided that such sale or transfer is consummated within 60 days of the date of said Notice to the Company and, provided further, that any such sale is in accordance with all the terms and conditions hereof.

In the event of any transfer by operation of law or other involuntary transfer (including, but not limited to, by will or by the laws of descent or distribution) where there is no price established as a matter of law, the Company shall have the right to repurchase all of the Shares purchased by Purchaser hereunder, at a per Share price equal to the greater of (i) $0.01 or
(ii) the fair market value per share ("FMV per Share") as determined in good faith by the Board of Directors of the Company (the "Board") after taking into consideration all relevant factors. In such event, Purchaser (or Purchaser's estate) shall notify the Company promptly after the happening of the event giving rise to the involuntary transfer. Within 30 days after receipt of such notice, the Company or its assignee, subject to Section 6.1(b) below, may elect to purchase any or all Shares to which the notice refers.

            (b) In the event that Purchaser (or Purchaser's estate) does not agree with the Board's determination of the FMV per Share and Purchaser (or Purchaser's estate) and the Board are unable to agree mutually on the FMV per Share within ten days from the date on which notice of the Board's determination under the last paragraph of Section 6.1(a) is delivered to Purchaser (or Purchaser's estate), then the FMV per Share will be determined by one or more Qualified Appraisers (as defined below) selected in accordance with the procedures in this Section. If the FMV per Share is to be determined by Qualified Appraisers, then Purchaser (or



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Purchaser's estate) and the Company will each have the opportunity to appoint, at his or its own expense, a Qualified Appraiser, within five days following the expiration of the ten-day period within which the Purchaser (or Purchaser's estate) and the Company could not mutually agree on the FMV per Share. If either party shall fail to appoint a Qualified Appraiser within this five-day period, then the other Qualified Appraiser shall unilaterally establish the FMV per Share by a written opinion. If both parties appoint Qualified Appraisers within this five-day period, these two Qualified Appraisers shall establish the FMV per Share in a single written opinion agreed to by both of them. If these two Qualified Appraisers cannot agree on the FMV per Share within 30 days of the appointment of the latter of them, these two Qualified Appraisers shall together appoint a third Qualified Appraiser whose sole written opinion shall establish the FMV per Share. Any action to be taken by the Company under this Section 6.1 shall be taken by the Board, except that Purchaser (or Purchaser's estate) shall not vote, as a director or shareholder of the Company, and either directly or through an agent or subordinate, with respect to such actions. If a third Qualified Appraiser is appointed, the fees and expenses charged by such Qualified Appraiser shall be borne equally by Purchaser (or Purchaser's estate) and the Company. The Company will provide such data as any Qualified Appraiser deems necessary or useful in connection with such Appraiser's determination of the FMV per Share. A "Qualified Appraiser" is a professional appraiser or independent certified public accountant who is qualified by experience and ability to appraise the Shares. Within 30 days after the determination of the FMV per Share in accordance with this Section 6.1(b), the Company or its assignee may elect to purchase any or all Shares subject to the Company's right of first refusal pursuant to this Section 6.1.

        6.2 TERMINATION OF RIGHT OF FIRST REFUSAL. Purchaser's obligations and the Company's rights under the right of first refusal set forth in Section 6.1 hereof shall terminate upon the earlier of (i) the first sale of Common Stock by the Company to the public which raises an aggregate of not less than $5,000,000 and which is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the "SEC") under the Securities Act or (ii) the merger or consolidation of the Company into, or the sale of all or substantially all of the Company's assets to, another corporation, if immediately after such merger, consolidation or sale of assets, at least 50% of the capital stock of the Company or such other corporation is owned by persons who are not holders of capital stock of the Company immediately prior to such merger, consolidation or sale.

        6.3 ASSIGNMENT. Notwithstanding anything to the contrary in this Agreement, the Company may assign its rights under this Section 6 to one or more persons or entities who shall have the right to exercise such rights in his, her or its own name and for his, her or its own account. If the exercise of any such right requires the consent of the California Securities Commissioner or the consent of the Securities Commissioner, or the equivalent, of another state, the parties agree to cooperate in requesting such consent.

        6.4 ADJUSTMENT. If, from time to time during the term of the or the right of first refusal available pursuant to Section 6.1 hereof:



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            (a) There is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company; or

            (b) There is any consolidation, merger or sale of all or substantially all of the assets of the Company;

then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of Shares shall be immediately subject to such right of first refusal and be included in the word "Shares" for all purposes with the same force and effect as the Shares presently subject to such right of first refusal (provided, however, if such consolidation, merger or sale of all, or substantially all, of the assets of the Company causes a termination of the right of first refusal, then such new, substituted or additional securities or other property shall not be included in the word "Shares" for the purposes of this Section), and the repurchase price per Share as set forth in Section 6.1(a) hereof shall be proportionately adjusted for any increase or decrease in the number of Shares resulting from such event.

        6.5 ESCROW. As security for Purchaser's faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser's Shares upon exercise of the Company's right of first refusal herein provided for, Purchaser agrees to deliver to and deposit with the Secretary of the Company or the Secretary's nominee (in either case, the "Escrow Agent"), as Escrow Agent in this transaction, three Assignments Separate From Certificate duly endorsed (with date and number of shares blank) in the form attached hereto as Exhibit B, together with the certificate or certificates evidencing the Shares; said documents are to be held by the Escrow Agent and delivered to said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Exhibit C attached hereto and incorporated herein by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

        6.6 RESTRICTION ON ALIENATION. Purchaser agrees that Purchaser will not sell, transfer, gift, pledge, hypothecate, assign or otherwise dispose of any of the Shares or any right or interest therein, whether voluntary, by operation of law or otherwise, without the prior written consent of the Company, except a transfer which meets the requirements of this Subscription Agreement and complies with all applicable law. Any sale, transfer, gift, pledge, hypothecation, assignment or purported sale, transfer or other disposition of such Shares by Purchaser shall be null and void unless the terms, conditions and provisions of this Agreement are strictly observed.

        6.7 LOCKUP AGREEMENT. Purchaser, if requested by the Company and an underwriter of Common Stock or other securities of the Company, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Purchaser during the period not to exceed 180 days as requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company are required or agree to enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter.



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The Company may impose stop-transfer instructions with respect to the shares or other securities subject to the foregoing restriction until the end of such period.

                                    SECTION 7
                                     LEGENDS

        All certificates representing any Shares of the Company subject to the provisions of this Subscription Agreement shall have endorsed thereon legends in substantially the following form unless in the opinion of the Company's counsel such legends are no longer necessary:

            (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR THE REGISTERED HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

            (b) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, TRANSFER OR DISTRIBUTION THEREOF. NO SUCH SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                                    SECTION 8
                                  MISCELLANEOUS

        8.1 OBLIGATIONS OF TRANSFEREES. Each transferee of any Shares, or of any interest in such Shares, shall hold the Shares or interest subject to all of the provisions of this Subscription Agreement. Any such transferee shall make no further transfers except as permitted by this Subscription Agreement.

        8.2 TRANSFERS IN VIOLATION OF SUBSCRIPTION AGREEMENT. The Company shall not be required (i) to transfer on its books any Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

        8.3 SHAREHOLDER RIGHTS. Subject to the provisions of this Subscription Agreement, Purchaser shall, during the term of this Subscription Agreement, exercise all rights and privileges of a shareholder of the Company with respect to the purchased Shares.



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        8.4 FURTHER ASSURANCES. The parties agree to execute such further instruments and to take such further actions as may reasonably be necessary to carry out the intent of this Subscription Agreement.

        8.5 NOTICE. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at such party's address hereinafter shown below such party's signature or at such other address as such party may designate by ten days advance written notice to the other party hereto.

        8.6 SUCCESSORS AND ASSIGNS. This Subscription Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to all compliance with the restrictions on transfer herein set forth, be binding upon Purchaser and Purchaser's heirs, executors, administrators and permitted successors and assigns.

        8.7 GOVERNING LAW; ENTIRE AGREEMENT; AMENDMENT. This Subscription Agreement shall be construed under the laws of the State of California and constitutes the entire Subscription Agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

        8.8 SPECIFIC PERFORMANCE. Purchaser agrees that, until a public market for the Shares exists, the Shares cannot be readily purchased, sold or evaluated in the open market, that they have a unique and special value, and that the Company and its shareholders would be irreparably damaged if the terms of this Subscription Agreement were not capable of being specifically enforced and, for this reason, among others, Purchaser agrees that the Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Subscription Agreement, said right to be in addition to any other remedies available to the Company.

        8.9 SEVERABILITY. If any provision of this Subscription Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Subscription Agreement.

        8.10 NO EMPLOYMENT RELATIONSHIP. Nothing in this Subscription Agreement shall be deemed to create any employment relationship between the Company and Purchaser or to affect in any manner whatsoever the right or power of the Company to terminate any employment of Purchaser by the Company, for any reason, with or without cause.

        8.11 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation and the Closing.



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        8.12 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE COMMON STOCK
WHICH IS THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH COMMON STOCK OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF COMMON STOCK IS EXEMPT FROM QUALIFICATION BY SECTIONS 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS SUBSCRIPTION AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

        8.13 COUNTERPARTS. This Subscription Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.


Dated:  June 2, 1997


                                   /s/ Errol Ginsberg
                                   ---------------------------------------------
                                   Errol Ginsberg

                                   Address:  3635 Serra Road
                                           -------------------------------------
                                             Malibu, California 90265
                                           -------------------------------------



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

        The foregoing Subscription Agreement is hereby confirmed and accepted as of the date set forth below and the Company agrees to issue to Purchaser the Common Stock listed above in accordance with the terms and conditions set forth therein.

                                   IXIA COMMUNICATIONS



                                   By:    /s/ Jon F. Rager
                                       -----------------------------------------
                                          Jon F. Rager, Director

                                   Date:  June 2, 1997








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                                    EXHIBIT A

                               IXIA COMMUNICATIONS

                               SUMMARY OF OFFERING



THE COMPANY                    Ixia Communications, a California corporation
                               incorporated in May 1997 for the purpose of conducting the development of a modular load generator and analyzer product (the "Product").

ADDRESS OF THE COMPANY         4505 Las Virgenes Road, Suite 209
                               Calabasas, CA  91302

DIRECTORS OF THE COMPANY       Jean-Claude Asscher
                               Errol Ginsberg
                               Howard Oringer
                               Jon F. Rager

OFFICERS OF THE COMPANY        Jean-Claude Asscher, Chairman of the Board
                               Errol Ginsberg, President
                               Jon F. Rager, Chief Financial Officer
                               Ronald W. Buckly, Secretary
                               Joel Weissberger, Assistant Secretary

SHARES BEING OFFERED           An aggregate of 900,000 shares of the Company's
                               Common Stock at a purchase price of approximately
                               $0.00011 per share (i.e., an aggregate purchase price of $100).

RISKS AND OTHER IMPORTANT      Among the major risks and other important factors
FACTORS                        which prospective purchasers should consider in
                               connection with an investment in the Shares are the following:

   NO ASSURANCE OF             There can be no assurance that the Company will
   SUCCESSFUL DEVELOPMENT,     be able to successfully develop the Product or,
   MANUFACTURE AND/OR          if the Product is successfully developed, that
   MARKETING OF THE PRODUCT    the Company will be able to successfully
                               manufacture and market it.

   LACK OF OPERATING           The Company was incorporated in May 1997 and has
   HISTORY                     had only limited operating history and to date
                               has generated no significant revenues.

   NEED FOR ADDITIONAL         The Company will need to obtain additional debt
   FINANCING                   or equity financing to fund its future
                               operations, and there can be no assurance that such financing will be available on terms acceptable to the Company or at all.

   NO PUBLIC MARKET FOR        There currently is no public market for the
   SHARES; RESTRICTIONS ON     Shares and there can be no assurance that such a
   TRANSFER                    public market will ever exist. There are also
                               restrictions on the transfer of the Shares pursuant to the attached Subscription Agreement.
                               As a consequence, the Shares should be considered only by persons interested in a long-term, non-liquid investment.

   DILUTION The Company may issue additional securities in the future which could result in dilution of an investor's ownership interest in the Company.

HOW TO SUBSCRIBE               A prospective purchaser must complete, sign and
                               date the attached Subscription Agreement and deliver to the Company payment, in cash or by check made payable to the Company, of the purchase price for the Shares being purchased.

                                    EXHIBIT B


                      ASSIGNMENT SEPARATE FROM CERTIFICATE


        FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto
_______________________________________________________ (______) shares of the
Common Stock (the "Shares") of Ixia Communications, a California corporation (the "Company"), standing in the undersigned's name on the books of the Company represented by Certificate No. ________ herewith, and does hereby irrevocably constitute and appoint __________________________________ attorney to transfer the Shares on the books of the Company with full power of substitution in the premises.


Dated:______________________________

Signature:__________________________

                                    EXHIBIT C

                            JOINT ESCROW INSTRUCTIONS

                                  June 3, 1997


Ronald W. Buckly, Secretary
Ixia Communications
4505 Las Virgenes Road
Suite 209
Calabasas, CA  91302


Dear Mr. Buckly:

        As Escrow Agent for both Ixia Communications, a California corporation (the "Company"), and the undersigned purchaser of Common Stock of the Company ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Subscription Agreement (the "Agreement"), dated as of June 3, 1997, to which a copy of these Joint Escrow Instructions is attached as Exhibit C, in accordance with the following instructions:

        1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") shall elect to exercise any repurchase right or right of first refusal (collectively, the "Repurchase Rights") set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

        2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by cash, check, evidence of cancellation of indebtedness of Purchaser to the Company, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Rights.

        3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said stock as provided in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all stock certificates, stock assignments or other documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated.

        4. This escrow shall terminate at such time as there are no longer any shares of stock subject to the Repurchase Rights under the Agreement.

        5. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder.

        6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and you are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to either of the other parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

        11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary or proper to advise you in connection with your obligations hereunder, you may rely upon the advice of such counsel, and you may pay such counsel reasonable compensation therefor.

        12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each of the other parties hereto. In the event of any such termination, the Company shall appoint any officer of the Company as successor Escrow Agent.

        13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other address as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:       Ixia Communications
               4505 Las Virgenes Road
               Suite 209
               Calabasas, CA  91302
               Attention: Secretary

PURCHASER:     Errol Ginsberg
               3635 Serra Road
               Malibu, CA  90265

ESCROW AGENT:  Ixia Communications
               4505 Las Virgenes Road
               Suite 209
               Calabasas, CA  91302
               Attention: Secretary

        16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

        17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                               Very truly yours,

                               Ixia Communications,
                               a California corporation


                               By:    /s/ Errol Ginsberg
                                  ----------------------------------------------
                               Title: President
                                     -------------------------------------------


                               PURCHASER


                               /s/ Errol Ginsberg
                               -------------------------------------------------
                               Signature

                               Print Name:  Errol Ginsberg
                                          --------------------------------------


                               Agreed to and accepted as of the date set forth above.

                               ESCROW AGENT

                               /s/ Ronald W. Buckly
                               -------------------------------------------------
                               Secretary